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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the use in this Amendment No. 3 to Registration Statement No. 333-65429 of A-55, Inc. on Form S-1 of our report dated January 28, 1999, relating to the financial statements of A-55, Inc., which appear in such Prospectus. We also consent to the reference to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Selected Financial Data".

PricewaterhouseCoopers LLP

Sacramento, CA
February 26, 1999